EXHIBIT 23





Consent of Independent Certified Public Accountants




     We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Forms S-
3 (No. 33-63563, No. 333-43269 and No. 333-68999) and Registration Statements on Forms S-8 (No. 33-45287, No. 33-45288, No. 33-51195, No. 33-53099 and No.
333-43885) of Carnival Corporation of our report dated January 25, 1999 appearing on page 34 of the Annual Report to Shareholders which is incorporated in this Annual Report on Form 10-K.




/S/ PRICEWATERHOUSECOOPERS LLP

PRICEWATERHOUSECOOPERS LLP
February 24, 1999